Exhibit 99.3

The following unaudited pro forma condensed combined financial statements are presented for comparative purposes only and are not necessarily indicative of the consolidated financial position or results of operations which would have been reported had we completed the acquisition of Denville Scientific, Inc. (“Denville”) during these periods or which might be reported in the future.

The following unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of Harvard Bioscience, Inc. and Denville after giving effect to the acquisition of Denville in accordance with the acquisition method of accounting and the assumptions and adjustments described below. With the assistance of an external valuation company, management preliminarily allocated the purchase price for the Denville acquisition. The opening balance sheet was recorded using the estimated total purchase price. During the fourth quarter of 2009, the difference between the fair value and the final purchase price, if any, will be recognized in our statement of operations. The estimated aggregate purchase price for this acquisition was allocated to tangible and intangible assets acquired based on their preliminary fair values. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009 assumes the acquisition occurred on January 1, 2008. No balance sheet is presented as Denville is included in the Company’s Quarterly Report on Form 10-Q for the nine month period ended September 30, 2009.

The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that Harvard Bioscience Inc.’s management believes are reasonable in the circumstances. The unaudited pro forma condensed combined financial statements should be read in conjunction with (1) the unaudited interim consolidated financial statements of Harvard Bioscience, Inc. contained in its Quarterly Report on Form 10-Q for the nine month period ended September 30, 2009; (2) the unaudited interim consolidated financial statements of Denville for the six month period ended June 30, 2009 included as Exhibit 99.2 in this Form 8-K/A; (3) the audited consolidated financial statements of Harvard Bioscience, Inc. contained in its Annual Report on Form 10-K for the year ended December 31, 2008; and (4) the audited consolidated financial statements of Denville as of December 31, 2008 included as Exhibit 99.2 in this Form 8-K/A.

HARVARD BIOSCIENCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(In thousands, except per share data)

(unaudited)

	Harvard Bioscience, Inc.	Denville Scientific, Inc.	Total	Pro Forma Adjustments		Pro Forma Total

Revenues	$88,049	$19,410	$107,459	$-		$107,459
Cost of product revenues	45,893	12,795	58,688			58,688

Gross profit	42,156	6,615	48,771	-		48,771

Sales and marketing expenses	10,970	3,550	14,520			14,520
General and administrative expenses	15,134	1,096	16,230			16,230
Research and development expenses	4,048	-	4,048			4,048
Restructuring charges	1,559	-	1,559			1,559
Amortization of intangible assets	1,966	-	1,966	573	(A)	2,539

Total operating expenses	33,677	4,646	38,323	573		38,896

Operating income	8,479	1,969	10,448	(573)		9,875

Other expense, net	(829)	-	(829)	(780	)(B)	(1,609)

Income from continuing operations before income taxes	7,650	1,969	9,619	(1,353)		8,266
Income taxes	2,240	13	2,253	41	(C)	2,294

Income from continuing operations	5,410	1,956	7,366	(1,394)		5,972
Discontinued operations
Loss from discontinued operations, net of tax	(457)	-	(457)	-		(457)
Loss on disposition of discontinued operations, net of tax	(3,280)	-	(3,280)	-		(3,280)

Total loss from discontinued operations, net of tax	(3,737)	-	(3,737)	-		(3,737)

Net income	$1,673	$1,956	$3,629	$(1,394)		$2,235

Income (loss) per share:
Basic earnings per common share from continuing operations	$0.18					$0.19
Discontinued operations	(0.12)					(0.12)

Basic income (loss) per common share	$0.05					$0.07

Diluted earnings per common share from continuing operations	$0.17					$0.19
Discontinued operations	(0.12)					(0.12)

Diluted income (loss) per common share	$0.05					$0.07

Weighted average common shares:
Basic	30,882					30,882

Diluted	31,354					31,354

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

HARVARD BIOSCIENCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(In thousands, except per share data)

(unaudited)

	Harvard Bioscience, Inc.	Denville Scientific, Inc. January 1 - September 2, 2009	Total	Pro Forma Adjustments		Pro Forma Total

Revenues	$58,119	$15,566	$73,685	$-		$73,685
Cost of product revenues	29,538	9,908	39,446	-		39,446

Gross profit	28,581	5,658	34,239	-		34,239

Sales and marketing expenses	7,896	2,622	10,518	-		10,518
General and administrative expenses	10,757	569	11,326	-		11,326
Research and development expenses	3,162	-	3,162	-		3,162
Restructuring charges	508	-	508	-		508
Amortization of intangible assets	1,172	-	1,172	382	(A)	1,554

Total operating expenses	23,495	3,191	26,686	382		27,068

Operating income	5,086	2,467	7,553	(382)		7,171

Other income (expense), net	(813)	7	(806)	(520	)(B)	(1,326)

Income before income taxes	4,273	2,474	6,747	(902)		5,845
Income taxes	832	-	832	141	(C)	973

Net income	$3,441	$2,474	$5,915	$(1,043)		$4,872

Income per share:
Basic earnings per common share	$0.12					$0.16

Diluted earnings per common share from continuing operations	$0.11					$0.16

Weighted average common shares:
Basic	29,691					29,691

Diluted	29,960					29,960

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On September 2, 2009, Harvard Bioscience, Inc. (the “Company”) and its newly formed wholly-owned subsidiary, DAC Acquisition Holding, Inc., acquired substantially all of the assets of Denville Scientific, Inc. (“Denville”), a supplier of molecular biology products, with a focus on liquid handling items utilized in research laboratories. The purchase price payable by the Company under the terms of the Asset Purchase Agreement consisted of approximately $12.8 million in cash paid on September 2, 2009 plus additional cash consideration, payable in two post-closing installments, based on Denville’s financial results for 2009. The aggregate purchase price may not exceed $25.5 million under the terms of the Asset Purchase Agreement. We expect the aggregate purchase price to be approximately $25.3 million, which is approximately six times Denville’s estimated fiscal year 2009 operating profit, subject to certain adjustments.

With the assistance of an external valuation company, management preliminarily allocated the purchase price for the Denville acquisition. The opening balance sheet was recorded using the estimated total purchase price. During the fourth quarter of 2009, the difference between the fair value and the final purchase price, if any, will be recognized in our statement of operations in that period. The estimated aggregate purchase price for this acquisition was allocated to tangible and intangible assets acquired based on their preliminary fair values was follows:

(in thousands)

Tangible assets	$5,032
Liabilities assumed	(1,154)
Notes payable and other debt assumed	(12)

Net assets assumed	3,866

Goodwill and intangible assets:
Goodwill	8,033
Other indefinite lived intangibles (trade name)	3,133

Customer relationships	9,903
Non-compete agreements	390

Total goodwill and intangible assets	21,459

Acquisition purchase price	$25,325

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009 gives effect to the acquisition as if the transaction occurred as of January 1, 2008.

2.	Pro Forma Adjustments

The pro forma adjustments are based on an allocation of purchase price to the assets acquired and liabilities assumed.

(A) Adjustments have been included to record amortization of purchased intangibles in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009 in the amount of $573 thousand and $382 thousand, respectively.

	(in thousands)	Period

Goodwill and intangible assets:
Goodwill	$8,033
Other indefinite lived intangibles (trade name)	3,133	Indefinite

Customer relationships	9,903	20 Years
Non-compete agreements	390	5 Years

Total goodwill and intangible assets	$21,459

(B) Adjustments have been included to record interest costs at LIBOR plus 4% on approximately $19 million of borrowings under our revolving credit facility that would have been recognized on such a pro forma basis.

(C) Adjustments have been included to record state income taxes that would have been recognized on such a pro forma basis. The Company has deferred tax assets with valuation allowances and therefore there is no U.S. federal income tax impact on a pro forma basis in our financials.